Exhibit 99.1

Contact:	Abdo H. Khoury Chief Financial and Portfolio Officer (949) 718-4400

NHP REPORTS SECOND QUARTER 2008 EARNINGS

•	Revenue Increases 26.7%

•	Diluted FFO Per Share Increases 9.8%

•	Diluted FAD Per Share Increases 5.8%

•	Second Quarter Investments $250 Million

NEWPORT BEACH, CA – August 6, 2008 – Nationwide Health Properties, Inc. (NYSE: NHP) today announced results of operations and investment activity for the second quarter and the six months ended June 30, 2008.

“We continue the momentum from the first quarter, reporting strong operating results for the second quarter of 2008. Compared to the second quarter of 2007, revenue is up 26.7%, diluted FFO per share is up 9.8%, and diluted FAD per share is up 5.8%. In addition to acquiring six medical office buildings from Pacific Medical Buildings for $137 million in April, we purchased two additional medical office buildings from PMB for $61 million in May,” commented Douglas M. Pasquale, NHP’s President and Chief Executive Officer. “Including the PMB purchases, our total investments made in the second quarter totaled $250 million. In April, we completed the sale of 23 facilities to Emeritus Corporation and used a portion of the proceeds to pay off the outstanding balance on our credit facility. Our diluted FAD payout ratio and FAD coverage remain among the strongest in our sector at 80% and 1.25, respectively,” Mr. Pasquale added.

SECOND QUARTER 2008 RESULTS OF OPERATIONS

The following table presents selected financial information for the second quarter and the six months ended June 30, 2008 as compared to the same periods of 2007:

SELECTED FINANCIAL DATA

($ in thousands, except per share amounts)

	Three Months Ended June 30,
	2008	2007	$ Change	% Change
Revenue	$94,017	$74,181	$19,836	26.7%
Income from Continuing Operations	$27,365	$20,865	$6,500	31.2%
Net Income	$168,013	$87,433	$80,580	92.2%
Income Available to Common Stockholders Per Diluted Share	$1.69	$0.93	$0.76	81.7%
Diluted FFO	$57,806	$48,576	$9,230	19.0%
Diluted FFO Per Share	$0.56	$0.51	$0.05	9.8%
Diluted FAD	$56,090	$49,422	$6,668	13.5%
Diluted FAD Per Share	$0.55	$0.52	$0.03	5.8%

	Six Months Ended June 30,
	2008	2007	$ Change	% Change
Revenue	$180,216	$143,761	$36,455	25.4%
Income from Continuing Operations	$51,099	$41,178	$9,921	24.1%
Net Income	$205,469	$113,480	$91,989	81.1%
Income Available to Common Stockholders Per Diluted Share	$2.08	$1.18	$0.90	76.3%
Diluted FFO	$114,099	$95,287	$18,812	19.7%
Diluted FFO Per Share	$1.12	$1.01	$0.11	10.9%
Diluted FAD	$110,671	$96,327	$14,344	14.9%
Diluted FAD Per Share	$1.09	$1.02	$0.07	6.9%

Diluted Funds From Operations (“FFO”) and Diluted Funds Available for Distribution (“FAD”) are non-generally accepted accounting principles (“GAAP”) measures that we believe are important to understanding our operations. We believe diluted FFO is an important supplemental measure of operating performance because it excludes the effects of depreciation and amortization and gains (losses) from sales of facilities (both of which are based on historical costs and which may be of limited relevance in evaluating current performance). We believe diluted FAD is an important supplemental measure of operating performance because, like diluted FFO, it excludes the effects of depreciation and amortization and gains (losses) from sales of facilities (both of which are based on historical costs and which may be of limited relevance in evaluating current performance). It also excludes straight-lined rent and other non-cash items that have become more significant for us and our competitors over the last several years. We believe that net income is the most directly comparable GAAP measure to diluted FFO and diluted FAD. Reconciliations between net income and diluted FFO and net income and diluted FAD are included in the accompanying financial data. For guidance, we have also included in the accompanying financial data reconciliations between net income per share and diluted FFO and FAD per share.

SECOND QUARTER 2008 INVESTMENT ACTIVITY

The following table summarizes our first quarter and year to date investment activity and details the second quarter 2008 investment activity:

INVESTMENT ACTIVITY 2008

($ in thousands, except per S.F.)

Investment	Q1 Total	Q2 Owned	Q2 Loans	Q2 Total	Year to Date Total
Senior Housing
Number of Facilities	14	1		1	15
Purchase Price	$52,000	$20,000		$20,000	$72,000
Initial Yield	8.1%	8.4%		8.4%	8.2%

Long-Term Care
Number of Facilities		6	1	7	7
Purchase Price		$23,000	$9,000	$32,000	$32,000
Initial Yield		9.2%	11.1%	9.8%	9.8%

Medical Office
Number of Facilities	1	8		8	9
Purchase Price	$2,000	$198,000		$198,000	$200,000
Initial Yield	7.4%	6.2%		6.2%	6.2%

Total
Number of Facilities	15	15	1	16	31
Purchase Price	$54,000	$241,000	$9,000	$250,000	$304,000
Initial Yield	8.1%	6.6%	11.1%	6.8%	7.1%

Pacific Medical Buildings LLC (“PMB”) Update – In February 2008, we entered into an agreement with PMB and certain of its affiliates to acquire up to 18 multi-tenant medical office buildings, including six that are currently in development, for $747.6 million, including the assumption of approximately $282.6 million of mortgage financing. During the six months ended June 30, 2008, we acquired eight of the 18 multi-tenant medical office buildings located in three states. The purchase price totaled $198.3 million, including the assumption of $96.6 million of mortgage financing and the issuance of 1,470,754 limited partnership units with a value of $47.3 million.

2008 FINANCING TRANSACTIONS

During the second quarter of 2008, we issued 315,000 shares of our common stock through our controlled equity offering program at an average price of $36.38 per share resulting in net proceeds of approximately $11.3 million. Year to date, we have issued 1.2 million shares of our common stock through our controlled equity offering program at an average price of $34.60 per share resulting in net proceeds of approximately $42.6 million.

On April 2, 2008, we closed on the previously announced sale of 23 facilities to Emeritus Corporation for $305 million. We used a portion of the proceeds, net of the retirement of $56 million of secured debt and $30 million of short-term seller financing, to repay the entire outstanding balance on our credit facility.

2008 GUIDANCE

We are increasing by $0.01 per share the low end of our full-year 2008 diluted FFO guidance of $2.18 per share to $2.19 per share and are maintaining the high end of the range at $2.23 per share. We are increasing by $0.01 per share both the low and high end of our full-year 2008 diluted FAD guidance of $2.10 to $2.14 per share to $2.11 to $2.15 per share. Annualizing our year to date results would result in somewhat higher diluted FFO and diluted FAD per share for the year than the high end of our guidance range; however, such an analysis does not reflect certain other factors that we expect will slightly lower our diluted FFO and diluted FAD per share in future quarters. These factors include the slower than expected reinvestment of proceeds from the sale of the Emeritus assets, the issuance of 451,000 shares of common stock during the second quarter and possible increased capital expenditures and tenant improvements for medical office buildings (“MOBs”) during the remainder of the year. Our guidance includes the additional acquisitions of MOBs from Pacific Medical Buildings as well as expected mortgage loan receivable prepayments and dispositions during 2008 as described in our supplemental information package available on our website. However, while we expect to continue to make accretive acquisitions during 2008, our dilutive FFO and dilutive FAD guidance ranges do not assume any additional acquisitions or investments, impairments or capital transactions.

CONFERENCE CALL INFORMATION

We have scheduled a conference call and webcast on Thursday, August 7, 2008 at 8:30 a.m. Pacific time in order to present our performance and operating results for the quarter and six months ended June 30, 2008. The conference call is accessible by dialing 877-356-5705 and referencing conference ID number 55064086 or by logging on to our website at http://www.nhp-reit.com. The international dial-in number is 706-643-7409. The earnings release and any additional financial information that may be discussed on the conference call will also be available at the same location on our website. A digitized replay of the conference call will be available from 10:30 a.m. Pacific time (1:30 p.m. Eastern time) that day until 9:00 p.m. Pacific time (Midnight Eastern time) on Friday, September 5, 2008. Callers can access the replay by dialing 800-642-1687 or 706-645-9291 and entering conference ID number 55064086. Webcast replays will also be available on our website for at least 12 months following the conference call. Our supplemental information package for the quarter ended June 30, 2008 is available on our website, free of charge, at http://www.nhp-reit.com by selecting “Investor Relations” followed by “Financial Information” and will be included in our Current Report on Form 8-K filed August 6, 2008 with the SEC also containing this release.

ABOUT NATIONWIDE HEALTH PROPERTIES, INC.

Nationwide Health Properties, Inc. is a real estate investment trust that invests in senior housing facilities, long-term care facilities and medical office buildings. We have investments in 562 facilities in 43 states. For more information on Nationwide Health Properties, Inc., visit our website at http://www.nhp-reit.com.

FORWARD LOOKING STATEMENTS

Certain information contained in this release includes forward-looking statements. Forward-looking statements include statements regarding our expectations, beliefs, intentions, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are not statements of historical facts. These statements may be identified, without limitation, by the use of forward-looking terminology such as “may,” “will,” “anticipates,” “expects,” “believes,” “intends,” “should” or comparable terms or the negative thereof. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those described in the statements. Risks and uncertainties associated with our business include (without limitation) the following: deterioration in the operating results or financial condition, including bankruptcies, of our tenants; non-payment or late payment of rent by our tenants; our reliance on two tenants for a significant percentage of our revenue; occupancy levels at certain facilities; our level of indebtedness; changes in the ratings of our debt securities; access to the capital markets and the cost of capital; government regulations, including changes in the reimbursement levels under the Medicare and Medicaid programs; the general distress of the healthcare industry; increasing competition in our business sector; the effect of economic and market conditions and changes in interest rates; the amount and yield of any additional investments; risks associated with acquisitions, including our ability to identify and complete favorable transactions, delays or failures in obtaining third party consents or approvals, the failure to achieve perceived benefits, unexpected costs or liabilities and potential litigation; the ability of our tenants to repay straight-line rent or loans in future periods; the ability of our tenants to obtain and maintain adequate liability and other insurance; our ability to attract new tenants for certain facilities; our ability to sell certain facilities for their book value; our ability to retain key personnel; potential liability under environmental laws; the possibility that we could be required to repurchase some of our senior notes; the rights and influence of holders of our outstanding preferred stock; changes in or inadvertent violations of tax laws and regulations and other factors that can affect real estate investment trusts and our status as a real estate investment trust; and other factors discussed from time to time in our news releases, public statements and/or filings with the Securities and Exchange Commission, especially the “Risk Factors” sections of our Annual and Quarterly Reports on Forms 10-K and 10-Q. Forward-looking information is provided by us pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. We disclaim any intent or obligation to update these forward-looking statements.

***Financial Tables to Follow***

NATIONWIDE HEALTH PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Revenue:
Triple net lease rent	$71,529	$66,377	$141,530	$128,923
Medical office building operating rent	15,939	2,810	26,870	5,573

	87,468	69,187	168,400	134,496
Interest and other income	6,549	4,994	11,816	9,265

	94,017	74,181	180,216	143,761
Expenses:
Interest and amortization of deferred financing costs	25,507	25,165	50,246	47,908
Depreciation and amortization	28,933	21,733	56,360	41,426
General and administrative	6,407	5,796	12,905	11,413
Medical office building operating expenses	6,699	1,779	11,562	3,193

	67,546	54,473	131,073	103,940

Income before minority interests, unconsolidated joint ventures and discontinued operations	26,471	19,708	49,143	39,821
Minority interests	46	81	55	63
Income from unconsolidated joint ventures	848	477	1,901	695
Gain on sale of facilities to unconsolidated joint venture	—	599	—	599

Income from continuing operations	27,365	20,865	51,099	41,178
Discontinued operations
Gain on sale of facilities, net	140,226	61,180	151,092	61,246
Income from discontinued operations	422	5,388	3,278	11,056

	140,648	66,568	154,370	72,302

Net income	168,013	87,433	205,469	113,480
Preferred stock dividends	(2,062)	(3,791)	(4,125)	(7,581)

Income available to common stockholders	$165,951	$83,642	$201,344	$105,899

Basic earnings per share (EPS):
Income from continuing operations excluding gains	$0.26	$0.18	$0.49	$0.37
Gains in income from continuing operations	—	0.01	—	0.01

Income from continuing operations	0.26	0.19	0.49	0.38
Discontinued operations	1.46	0.74	1.61	0.81

Income available to common stockholders	$1.72	$0.93	$2.10	$1.19

Diluted EPS:
Income from continuing operations excluding gains	$0.26	$0.18	$0.49	$0.36
Gain in income from continuing operations	—	0.01	—	0.01

Income from continuing operations	0.26	0.19	0.49	0.37
Discontinued operations	1.43	0.74	1.59	0.81

Income available to common stockholders	$1.69	$0.93	$2.08	$1.18

Weighted average shares outstanding for EPS:
Basic	96,351	89,761	95,813	88,979

Diluted	98,114	90,222	96,949	89,454

NATIONWIDE HEALTH PROPERTIES, INC.

RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES

Reconciliation of Net Income to Diluted FFO

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Net income	$168,013	$87,433	$205,469	$113,480
Series B preferred dividends	(2,062)	(3,791)	(4,125)	(7,581)
Real estate related depreciation and amortization	28,888	24,283	57,476	46,576
Depreciation in income from unconsolidated joint venture	1,131	368	2,246	532
Gains on sale of facilities	(140,226)	(61,779)	(151,092)	(61,845)

FFO available to common stockholders	55,744	46,514	109,974	91,162
Series B preferred dividends	2,062	2,062	4,125	4,125

Diluted FFO	$57,806	$48,576	$114,099	$95,287

Weighted average shares outstanding for diluted FFO:
Diluted weighted average shares outstanding	98,114	90,222	96,949	89,454
Series B preferred stock conversion	4,736	4,704	4,732	4,701

Fully diluted weighted average shares outstanding	102,850	94,926	101,681	94,155

Diluted FFO per share	$0.56	$0.51	$1.12	$1.01

Dividends declared per common share	$0.44	$0.41	$0.88	$0.82

Diluted FFO payout ratio	79%	80%	79%	81%

Diluted FFO coverage	1.27	1.24	1.27	1.23

NATIONWIDE HEALTH PROPERTIES, INC.

RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES

Reconciliation of Net Income to Diluted FAD

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Net income	$168,013	$87,433	$205,469	$113,480
Series B preferred dividends	(2,062)	(3,791)	(4,125)	(7,581)
Real estate related depreciation and amortization	28,888	24,283	57,476	46,576
Gains on sale of facilities	(140,226)	(61,779)	(151,092)	(61,845)
Straight-lined rent	(2,759)	(761)	(5,597)	(1,698)
Amortization of above and below market lease intangibles	(150)	10	(274)	47
Non-cash stock-based compensation expense	1,440	1,218	2,771	2,238
Deferred finance cost amortization	777	695	1,524	1,382
Lease commissions and tenant and capital improvements	(1,047)	(320)	(1,894)	(933)
Unconsolidated joint venture:
Real estate related depreciation and amortization	1,131	368	2,246	532
Deferred finance cost amortization	23	4	42	4

FAD available to common stockholders	54,028	47,360	106,546	92,202
Series B preferred dividends	2,062	2,062	4,125	4,125

Diluted FAD	$56,090	$49,422	$110,671	$96,327

Weighted average shares outstanding for diluted FAD:
Weighted average shares outstanding	98,114	90,222	96,949	89,454
Series B preferred stock conversion	4,736	4,704	4,732	4,701

Fully diluted weighted average shares outstanding	102,850	94,926	101,681	94,155

Diluted FAD per share	$0.55	$0.52	$1.09	$1.02

Dividends declared per common share	$0.44	$0.41	$0.88	$0.82

Diluted FAD payout ratio	80%	79%	81%	80%

Diluted FAD coverage	1.25	1.27	1.24	1.24

Reconciliation of 2008 Net Income Guidance to 2008 Diluted FFO and Diluted FAD Guidance on a Per Share Basis

	Low	High
Net income	$2.53	$2.57
Real estate related depreciation and amortization	1.24	1.24
Less: gains on sale	(1.56)	(1.56)
Dilution from convertible preferred stock	(0.02)	(0.02)

Diluted FFO guidance	2.19	2.23

Straight-lined rent	(0.11)	(0.11)
Non-cash stock-based compensation expense	0.05	0.05
Deferred finance cost amortization	0.03	0.03
Lease commissions and tenant and capital improvements	(0.05)	(0.05)

Diluted FAD guidance	$2.11	$2.15

NATIONWIDE HEALTH PROPERTIES, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30, 2008	December 31, 2007
Assets
Real estate related investments:
Land	$299,080	$301,100
Buildings and improvements	2,930,340	2,896,876

	3,229,420	3,197,976
Less accumulated depreciation	(436,823)	(410,865)

Net real estate	2,792,597	2,787,111
Mortgage loans receivable, net	119,149	121,694
Investment in unconsolidated joint ventures	51,445	52,637

Net real estate related investments	2,963,191	2,961,442
Cash and cash equivalents	130,106	19,407
Receivables, net	5,361	3,808
Assets held for sale	2,597	—
Other assets	283,320	159,696

Total assets	$3,384,575	$3,144,353

Liabilities and Stockholders’ Equity
Unsecured senior credit facility	$—	$41,000
Senior notes due 2008 - 2038	1,156,500	1,166,500
Notes and bonds payable	386,314	340,150
Accounts payable and accrued liabilities	133,634	107,844

Total liabilities	1,676,448	1,655,494
Minority interest	52,871	6,166
Stockholders’ equity:
Series B convertible preferred stock	106,410	106,445
Common stock	9,660	9,481
Capital in excess of par value	1,621,224	1,565,249
Cumulative net income	1,494,220	1,288,751
Accumulated other comprehensive income	2,320	2,561
Cumulative dividends	(1,578,578)	(1,489,794)

Total stockholders’ equity	1,655,256	1,482,693

Total liabilities and stockholders’ equity	$3,384,575	$3,144,353